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(TORYS LOGO)
                                                        237 Park Avenue
                                                        New York, New York
                                                        10017.3142

                                                        TEL 212.880.6000
                                                        FAX 212.682.0200

                                                        www.torys.com




                                                        January 20, 2004



Brascan Corporation
BCE Place
181 Bay Street
Suite 300, P.O. Box 762
Toronto, Ontario  M5J 2T3
Canada

Ladies and Gentlemen:

                  RE: BRASCAN CORPORATION REGISTRATION STATEMENT ON FORM F-9

                  We hereby consent to the references to our firm name in the prospectus filed as part of the registration statement on Form F-9 relating to the offering of US$750,000,000 of Debt Securities by Brascan Corporation. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.


                                                        Sincerely,

                                                        /s/ Torys LLP

                                                        TORYS LLP